SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2011
Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(I.R.S. Employer Identification No.)

64 OLD HIGHWAY 22, CLINTON, NEW JERSEY, 08809
(Address of Principal Executive Office) (Zip Code)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Registrant issued a press release on February 23, 2011 announcing the election of Mary Gross to the Registrant’s Board of Directors, the full text of which is filed as Exhibit 99.1 with this Current Report on Form 8-K.  Ms. Gross previously served as a member of the Board of Directors of Unity Bank, the Registrant’s wholly owned subsidiary.

Ms. Gross will serve on the Audit and Human Resources committees of the Registrant’s Board of Directors.

There are no arrangements or understandings between Ms. Gross and any other persons pursuant to which she was selected as a director.   There are no material plans, contracts or arrangements to which Ms. Gross is a party or in which she participates that was entered into or materially amended in connection with Ms. Gross’ appointment to the Board, nor are there any grants or awards to Ms. Gross, in connection with the same.

Ms. Gross conducts banking transactions with the Bank from time to time.  Each such transaction is made in the ordinary course of the Bank's business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
EXHIBIT	Description
99.1	Press release issued by the Registrant on February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: February 23, 2011	By:	/s/ Alan J. Bedner
Alan J. Bedner EVP and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION
99.1	Press release issued by the Registrant on February 23, 2011